Exhibit 10.2
VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of March 20, 2006, is entered into by and among Kerzner International Limited, an international business company incorporated under the laws of The Commonwealth of The Bahamas (the “Company”), Solomon Kerzner (“SK”), Howard B. Kerzner (“HBK”) and World Leisure Group Limited, a company incorporated under the laws of the British Virgin Islands (“WLGL”, and together with SK and HBK, the “Holders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company has entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) with K-Two Holdco Limited, and K-Two Subco Limited (“Merger Sub”), dated as of the date hereof, pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company as the surviving corporation;

WHEREAS, the Holders beneficially own 3,795,794 Ordinary Shares (excluding Company Restricted Shares) (collectively, together with any Ordinary Shares subsequently acquired, the “Subject Shares”);

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Company has required that the Holders agree, and the Holders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements contained in this Agreement, the parties intending to be legally bound, hereby agree as follows:

ARTICLE I
VOTING

Section 1.1.    Agreement to Vote. (a) At the Company Shareholder Meeting (or any adjournment or postponement thereof) or in any other circumstances upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, the Holders shall vote or execute consents with respect to (or cause to be voted or consents to be executed with respect to) all Subject Shares beneficially owned as of the applicable record date in favor of the approval of the Merger Agreement, the Merger and any other transaction contemplated by the Merger Agreement.

(b)    In the event that the Merger Agreement is terminated by the Company pursuant to Section 9.1(c)(ii) thereof in order for the Company to enter into a definitive agreement with respect to a Superior Alternative Transaction (as defined below), at a meeting of Company shareholders (or any adjournment or postponement thereof) called to seek the approval of a Superior Alternative Transaction Proposal in connection with such Superior Alternative Transaction by shareholders of the Company or in any other circumstances upon which a vote, consent or other approval (including a written consent) with respect to a Superior Alternative Transaction Proposal in connection with such Superior Alternative Transaction is sought, the

Holders shall vote, or execute consents with respect to, (or cause to be voted or consents to be executed with respect to) all Subject Shares beneficially owned as of the applicable record date in favor of such Superior Alternative Transaction Proposal. In the event any Superior Alternative Transaction is structured as a tender or exchange offer, the Holders will (i) accept such offer with respect to all the Subject Shares and tender or exchange, as applicable, all the Subject Shares pursuant to such offer and (ii) not withdraw any Subject Shares tendered pursuant to such offer.

Section 1.2.    Further Assurances. Each Holder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 1.3.    Transfers. (a) Until the earlier of (i) the obtaining of the Requisite Shareholder Vote and (ii) the termination of the Merger Agreement in accordance with its terms (the “Voting Period”), the Holders shall not except as contemplated by this Section 1.3, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including, without limitation, any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Merger. Notwithstanding the foregoing, the Holders may Transfer any Subject Shares to any of their respective Affiliates controlled by SK or HBK (“Affiliate Transferee”), provided that the effectiveness of any such Transfers shall be conditioned on the transferee agreeing in writing to be bound by the provisions of this Agreement in a form reasonably satisfactory to the Company.

(b)    From and after the Voting Period, the Holders may Transfer any Subject Shares to any Affiliate Transferee or any other Person, provided that the effectiveness of any such Transfers shall be conditioned on the transferee agreeing to be bound by the provisions of this Agreement in a form reasonably satisfactory to the Company.

Section 1.4.    Voting Arrangements. Except for this Agreement, the Holders shall not enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions.

Section 1.5.    Representations. The Holders represent and warrant to the Company that the Subject Shares collectively represent all Ordinary Shares owned beneficially (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) or of record by any Holder or by a trust of which any Holder is a trustee. Collectively, the Holders have the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement. No trust of which a Holder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

Section 1.6.    Definitions. For purposes of the foregoing:

(a)    “Superior Alternative Transaction” means a Superior Proposal pursuant to which all Ordinary Shares outstanding immediately prior to the consummation of such transaction shall be purchased for or be converted into an amount in cash equal to no less than the sum of (x) the Merger Consideration and (y) $2.00. For the avoidance of doubt, a Superior Alternative Transaction Proposal shall not include a Superior Proposal effected other than in a single transaction or a series of related transactions, the consummation of each of which is expressly conditioned on the consummation of each other related transaction, and all of which are in fact consummated concurrently. In the event that a Superior Proposal is effected in a series of related transactions, any amendment, modification or waiver of any of the conditions that the consummation of each such transaction is expressly conditioned on the consummation of each other related transaction or of the requirement that such transactions are consummated concurrently shall be approved in writing in advance by each of SK and HBK.

(b)    “Superior Alternative Transaction Proposal” means any proposal to approve a Superior Alternative Transaction (or any proposal to approve a definitive agreement relating thereto) at a meeting of Company shareholders or in any other manner (by written consent or otherwise).

ARTICLE II
MISCELLANEOUS

Section 2.1.    Defined Terms. Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 2.2.    Notices. All notices, requests and other communications to any part hereunder shall be in writing (including facsimile or similar writing) and shall be given:

if to the Holders, to:

c/o Kerzner International Limited
Coral Towers
Paradise Island
Attention: Giselle M. Pyfrom
Fax: +1 242 363 2767

if to the Company, to:

Kerzner International Limited
730 Fifth Avenue -- Fifth Floor
New York, New York 10019
Attention: Richard Levine
Fax: (212) 659-5196

Section 2.3.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 2.4.    Jurisdiction. Each party irrevocably submits to the jurisdiction of (a) any Delaware State court, and (b) any Federal court of the United States sitting in the State of Delaware, solely for the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any suit, action or proceeding relating hereto either in any Federal court of the United States sitting in the State of Delaware or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in any Delaware State court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in (i) any Delaware State court, and (ii) any Federal court of the United States sitting in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 2.4 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 2.4 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 2.4. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.4.

Section 2.5.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any Law, or due to any public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

Section 2.6.    Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 2.7.    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 2.8.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing executed by the parties to be bound thereby.

Section 2.9    Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto (in the case of the Company, acting through the Special Committee, if such committee still exists, or otherwise by resolution of a majority of its Disinterested Directors).

Section 2.10.      Termination of Agreement. This Agreement may be terminated: (i) by the mutual written consent of the parties hereto or (ii) by any party if the Merger Agreement is terminated for any reason whatsoever other than by the Company pursuant to Section 9.1(c)(ii) thereof in order for the Company to enter into a definitive agreement with respect to a Superior Alternative Transaction. In the event that the Requisite Shareholder Approval is obtained, this Agreement shall terminate automatically without any further action on the part of the parties hereto.

Section 2.11.      Enforcement. Each Holder agrees that irreparable damage would occur, damages would be difficult to determine and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (or any party hereto threatens such a breach). Accordingly, it is agreed that in the event of a breach or threatened breach of this Agreement by any Holder the Company (and its successors and assigns) shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which such party is entitled at law or in equity. Each Holder irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by the Company.

[The remainder of this page is blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

KERZNER INTERNATIONAL LIMITED

By:	/s/ Eric Siegal
Name: Eric Siegal Title: Chairman of the Special Committee

WORLD LEISURE GROUP LIMITED

By:	/s/ Solomon Kerzner
Name: Solomon Kerzner

SOLOMON KERZNER

/s/ Solomon Kerzner

HOWARD B. KERZNER

/s/ Howard B. Kerzner